SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549



                                FORM 8-K
                            CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported): February 26, 2002


                              ElderTrust
                              ----------
        (Exact name of registrant as specified in its charter)

          Maryland                 001-13807             23-2932973
          --------                 ---------             ----------
(State or other jurisdiction    (Commission File       (IRS Employer
     of incorporation)             Number)          Identification No.)


 101 East State Street, Suite 100, Kennett Square, Pennsylvania 19348
              (Address of principal executive offices)


 Registrant's telephone number, including area code:  (610) 925-4200
                                                      --------------

	                     Not Applicable
                           --------------
  (Former name or former address, if changed since last report)



Item 5.	Other Events.
            -------------

     ElderTrust announced on February 26, 2002 that its annual meeting of shareholders will be held on Thursday, May 23, 2002 at 10 a.m., local time, at the Hotel du Pont located at 11th & Market Streets, Wilmington, Delaware 19801. The record date for shareholders entitled to vote at the meeting is March 28, 2002.

     In accordance with the public disclosure provisions of Article II,
Section 13 of ElderTrust's bylaws, written notice of any nominations of trustees by any shareholder for the annual meeting or any business to be brought by any shareholder for the 2002 annual meeting must be delivered to the secretary of ElderTrust at its principal executive offices located at 101 East State Street, Suite 100, Kennett Square, Pennsylvania 19348 not later than March 25, 2002. Article II, Section 13 of ElderTrust's bylaws further specifies the procedures to be followed and the information required to be furnished by any shareholder to make nominations of trustees or bring business before the annual meeting.


                               SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ELDERTRUST
                                           ------------
                                           (Registrant)


                                      /s/ D. Lee McCreary, Jr.
                                      ----------------------------------
                                      D. Lee McCreary, Jr.
                                      President, Chief Executive Officer
                                      and Chief Financial Officer




Date:  February 26, 2002